Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-127858, 333-121085 and 333-157540) of Home Federal Bancorp, Inc. of our report dated December 11, 2009, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Home Federal Bancorp, Inc. for the year ended September 30, 2010.

/s/ Moss Adams LLP

Spokane, Washington
December 14, 2010